EXHIBIT 99.1

The Joint Corp. Appoints Peter Holt Chief Operating Officer

Seasoned Executive with Extensive Franchise Management and Operations Experience

SCOTTSDALE, Ariz., May 02, 2016 (GLOBE NEWSWIRE) -- The Joint Corp. (NASDAQ:JYNT), a national operator, manager and franchisor of chiropractic clinics, today announced the appointment of Peter Holt as chief operating officer reporting to John B. Richards, its chief executive officer.  Mr. Holt will be responsible for the company’s overall operations and franchise and clinic development.  His appointment is effective immediately.

David Orwasher, former chief development and strategy officer, will leave the company and move to an outside advisory and consulting role on real estate development and strategy matters.

Holt joins the company with more than 30 years of experience in domestic and international franchising, franchise development and operations.  His appointment confirms the company’s commitment to the continued strengthening of operations, the continued cultivation and management of its franchise community, as well as a strong commitment to future clinic development both domestically and internationally.

“Peter brings a wealth of operational and development experience to us at a critical time in the company’s growth.  His appointment underscores our continued commitment toward overall operational excellence and the servicing of our important franchise system as we move toward profitability and the expansion of our exciting concept both domestically and internationally,” said John B. Richards, chief executive officer of The Joint Corp.”

“I am excited to be joining such a dynamic and unique growth company at this juncture in its development,” said Holt, chief operating officer of The Joint Corp.  “I look forward to contributing to the further expansion of The Joint’s concept and the continued strengthening of its operations.”

Holt was most recently president and chief executive officer of Tasti D-Lite & Planet Smoothie. He has also served as chief operating officer of 24seven Vending (U.S), where he launched its franchise system in the U.S., and as executive vice president of international for Mail Boxes Etc. and vice president of international for I Can’t Believe It’s Yogurt and Java Coast Fine Coffees.

Holt holds a M.A. degree from the University of London and a B.A. from the University of Washington, where he graduated cum laude.

About The Joint Corp. (NASDAQ:JYNT)

The Joint is reinventing chiropractic by making quality care convenient and affordable for patients seeking pain relief and ongoing wellness. Our no-appointment policy and convenient hours and locations make care more accessible, and our affordable membership plans and packages eliminate the need for insurance. With 330+ clinics nationwide and more than 3 million patient visits annually, The Joint is an emerging growth company and key leader in the chiropractic profession. For more information, visit www.thejoint.com, follow us on Twitter @thejointchiro and find us on Facebook, You Tube and LinkedIn.

Business Structure
The Joint Corp. is a franchisor of clinics and an operator of clinics in certain states. In California, Colorado, Florida, Illinois, Minnesota, New Jersey, New York, North Carolina, Oregon and Tennessee, The Joint and its franchisees provide management services to affiliated professional chiropractic practices.

Forward-Looking Statements
This press release contains statements about future events and expectations that constitute forward-looking statements.  Forward-looking statements are based on our beliefs, assumptions and expectations of industry trends, our future financial and operating performance and our growth plans, taking into account the information currently available to us.  These statements are not statements of historical fact.  Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements and you should not place undue reliance on such statements.  Factors that could contribute to these differences include, but are not limited to, our failure to develop or acquire corporate clinics as rapidly as we intend, our failure to profitably operate corporate clinics, and the factors described in “Risk Factors” in The Joint Corp.’s 2015 Annual Report on Form 10-K.  Words such as "anticipates", "believes", "continues", "estimates", "expects", "goal", "objectives", "intends", "may", "opportunity", "plans", "potential", "near-term", "long-term", "projections", "assumptions", "projects", "guidance", "forecasts", "outlook", "target", "trends", "should", "could", "would", "will" and similar expressions are intended to identify such forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors.  We assume no obligation to update or revise any forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.  Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Investor Contact:
Peter Vozzo
peter.vozzo@westwicke.com
443-213-0505

Media Contact:
Marcia Rhodes
mrhodes@acmarketingpr.com
480-664-8412 x 15